Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS HOSTS INVESTOR MEETING; WILL CONFIRM THIRD-QUARTER GUIDANCE

PEMBROKE, Bermuda — June 3, 2008 — Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) is hosting a meeting today in New York City to update investors on the company and its growth initiatives, strategic priorities and financial performance.  The program will include presentations from Tyco Electronics’ Chief Executive Officer Tom Lynch, as well as several members of the company’s senior management team.  The event, which runs from 8:00 a.m. Eastern Daylight Time (EDT) to approximately noon, is being held at the Jumeirah Essex House, 160 Central Park South (between 6th and 7th Avenues) in New York City.

During the meeting, Tyco Electronics will confirm its third-quarter guidance of sales growth of 15 to 17 percent over prior-year sales of $3.3 billion, with organic sales growth of 7 to 9 percent.  The company expects diluted earnings per share (EPS) from continuing operations of $0.63 to $0.65, which includes restructuring costs of approximately $0.03 per share.  Adjusted EPS from continuing operations are expected to be $0.66 to $0.68, an increase of 35 to 39 percent over the prior-year quarter.

Individuals who are unable to attend the meeting in person will be able to view a webcast at Tyco Electronics’ website:  http://investors.tycoelectronics.com.  A replay of the presentations will be available at the same website until 11:59 p.m. EDT on July 3, 2008.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2007 sales of $13.0 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics.  With over 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

NON-GAAP MEASURES

The difference between reported net sales growth (the most comparable GAAP measure) and organic sales growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Please see Exhibit 99.1 to our Form 8-K filed on May 1, 2008 for further explanation of organic sales growth and adjusted EPS.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics’ historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2008, as well as in current reports on Form 8-K filed by Tyco Electronics.

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